Exhibit 99.1

412 Mt. Kemble Ave, Ste 110C	+1 973-461-5200
Morristown,	+1-973-605-2942
NJ 07960, USA	www.majesco.com

PRESS RELEASE

Majesco Announces Fiscal 2018 Third Quarter Financial Results

Q3 Fiscal 2018 revenue at $31.8 million up 4.7% over previous Quarter

Adjusted EBITDA as a percent of revenue was 6.8%, up 340 bps over previous Quarter

12-month order backlog increases 16.6% over previous Quarter

A Record 10 New Customer Wins Globally in Q3

Morristown, NJ – January 30, 2018 – Majesco (NYSE American: MJCO), a global provider of core insurance software and consulting services for insurance business transformation, announced its financial results today for the fiscal 2018 third quarter ended December 31, 2017.

“Our fiscal 2018 third quarter financial results demonstrate growing momentum of Majesco’s business reflected in a 4.7% growth in revenue, a 340 basis point improvement in Adjusted EBITDA and a 16.6% improvement in our 12-month order backlog over the previous quarter. I am especially pleased with our new deal momentum as we added a record 10 new customer wins globally during the quarter. We also experienced a 67% year-over-year growth in cloud revenue and a 55% year-over-year increase in cloud subscription revenue, reflecting the strategic and fundamental change in our business model towards the cloud.”

“Majesco is at the forefront of the change to Digital 2.0 with the IBM partnership on its Insurance Industry platform, our micro services based Digital 1st Platform, and our growing partner ecosystem on Majesco’s CloudInsurer platform. With the Insurance industry embracing platform economics like many other industries, the shift to Digital Insurance 2.0 is intensifying, responding to new expectations on customer experience, innovations and business models in the digital age.”

“Our growing business momentum validates our strategy and the specific solutions offered to the market. Our pipeline of potential new customers remains strong and I am excited by the opportunities to support our customers’ transition to the Insurance 2.0 digital platform,” stated Ketan Mehta, Majesco’s CEO and Co-Founder.

Financial Highlights

For the third quarter ended December 31, 2017

•	Revenue for the third quarter ended December 31, 2017 was $31.8 million as compared to $30.0 million in the corresponding quarter of last fiscal year. The 5.9% increase during the quarter was due to the new programs in North America as well as growth in the APAC region. Sequentially revenue increased 4.7% as compared to the previous quarter ended September 30, 2017.

•	Gross profit was $14.9 million (46.9% of revenue) for the third quarter ended December 31, 2017, compared to $14.7 million (49.0% of revenue) for the quarter ended December 31, 2016. The decrease in margin was primarily due to the ramp-up of resources to support the revenue growth in the coming quarters. Sequentially gross profit margin was higher by 208 basis points as compared to the quarter ended September 30, 2017, due to revenue growth and improved delivery efficiencies.

•	Research and development (R&D) expenses were $4.5 million (14.3% of revenue) during the third quarter ended December 31, 2017, as compared to $4.0 million (13.2% of revenue) during the quarter ended December 31, 2016. The company continues to invest in R&D to increase the depth as well as range of the offering portfolio.

•	SG&A expenses were $10.3 million (32.3% of revenue) during the third quarter ended December 31, 2017, as compared to $10.6 million (35.2% of revenue) for the quarter ended December 31, 2016. With the growth in revenue, the decline in SG&A as a percentage of revenue reflects an improvement in our operating leverage.

•	Adjusted EBITDA for the third quarter ended December 31, 2017 was $2.2 million (6.8% of revenue) as compared to $1.7 million (5.8% of revenue) for the quarter ended December 31, 2016. Sequentially Adjusted EBITDA, as a percentage of revenue, was higher by 340 basis points as compared to the previous quarter ended September 30, 2017.

•	Net loss for the third quarter ended December 31, 2017 was $3.1 million, or $(0.08) per share as compared to net income of $0.2 million, or $0.01 per diluted share, for the quarter ended December 31, 2016. In the current quarter the company made an adjustment of $ 2.67 million or $0.07 per share to write down the company’s deferred tax asset in line with the recent changes made to the Tax Code.

EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included in the financial section of this press release.

For the nine months ended December 31, 2017

•	Revenue for the nine months ended December 31, 2017 was $90.0 million as compared to $93.6 million in the corresponding nine months of last fiscal year. The 3.8% decrease during the nine months was due to subscription based cloud programs with lower implementation revenues, which replaced several on-premise P&C programs moving from implementation to support services.

•	Gross profit was $40.4 million (44.9% of revenue) for the nine months ended December 31, 2017, compared to $44.9 million (48.0% of revenue) for the nine months ended December 31, 2016. The decline in gross profit margin was primarily due to lower revenue and the ramp up of resources to support revenue growth in the coming quarters.

•	R&D expenses were $12.7 million (14.1% of revenue) during the nine months ended December 31, 2017 as compared to $13.0 million (13.9% of revenue) during the nine months ended December 31, 2016.

•	SG&A expenses were $31.0 million (34.5% of revenue) during the nine months ended December 31, 2017 as compared to $31.9 million (34.0% of revenue) for the nine months ended December 31, 2016.

•	Adjusted EBITDA for the nine months ended December 31, 2017 was $2.8 million (3.1% of revenue) as compared to $4.5 million (4.8% of revenue) for the nine months ended December 31, 2016.

•	Net loss for the nine months ended December 31, 2017 was $5.4 million, or $(0.15) per share as compared to a net loss of $0.1 million, or $(0.00) per share, for the nine months ended December 31, 2016.

EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included in the financial section of this press release.

Balance Sheet

•	Majesco had cash and cash equivalents of $11.5 million at December 31, 2017, compared to $11.0 million at September 30, 2017 and $12.5 million as at March 31, 2017.

•	Total debt at December 31, 2017 was $13.0 million, compared to $18.0 million at September 30, 2017 and $12.6 million as at March 31, 2017.

•	DSO’s were 72 days at December 31, 2017, as compared to 79 days in the previous quarter ended September 30, 2017.

Highlights of customer wins by region during the third quarter of fiscal 2018 include:

•         For the North America region, we had six new wins including:

o	New York State Insurance Fund (NYSIF) selected Majesco Billing on Majesco CloudInsurer platform;

o	a commercial lines insurer selected Majesco P&C Suite on Majesco CloudInsurer platform;

o	a mid-market insurer selected Majesco Business Analytics;

o	a new start-up carrier selected Majesco Policy for P&C and Majesco Billing on Majesco CloudInsurer platform;

o	a health insurer selected Majesco Data Services; and

o	a health insurance provider management company selected Majesco Consulting Services to support a custom application development initiative.

•         For the Asia Pacific region, we had two new wins including:

o	a health insurance company selected Majesco Policy for L&A and Group; and

o	a life insurance company selected Majesco Distribution Management.

•         For the Europe and Middle East region, we had two new wins including:

o	an MGA selected Majesco Suite for P&C on Majesco CloudInsurer Platform; and

o	a Tier-one insurer selected Majesco Data Services.

Other Highlights

•	Go Lives for the quarter include two Tier-one insurers for Majesco Billing and a Tier-two insurer for additional billing rollout.

•	Revenue from cloud-based customers was $9.9 million for the quarter ending December 31, 2017 up by 67.2% as compared to $5.9 million in the quarter ended December 31, 2016.

•	Total recurring revenue which includes license revenue, recurring subscription, and maintenance & support, was at $8.4 million, or 26.4% of total revenue for the quarter ended December 31, 2017, as compared to $7.6 million, or 25.2% of total revenue for the quarter ended December 31, 2016, reflecting growth of 11% year-on-year.

•	Majesco’s 12-month order backlog at December 31, 2017, was $90.4 million as compared to $77.5 million at September 30, 2017, and $62.1 million at December 31, 2016.

Conference Call and Webcast Information

Management of Majesco will conduct a live teleconference to discuss Majesco’s fiscal 2018 third quarter financial results at 4:30 p.m. ET on Tuesday, January 30, 2018. Anyone interested in participating should call 800-281-7829 if calling from the U.S., or 323-794-2094 if dialing internationally. A replay will be available until February 13, 2018, which can be accessed by dialing 844-512-2921 within the U.S. and 412-317-6671 if dialing internationally. Please use passcode 6696820 to access the replay.

In addition, the call will be webcast and will be available on the Company’s website at www.majesco.com or by visiting http://public.viavid.com/index.php?id=127950.

Use of Non-GAAP Financial Measures

In evaluating our business, we consider and use EBITDA as a supplemental measure of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. We define Adjusted EBITDA as EBITDA before stock-based compensation.

The terms EBITDA and Adjusted EBITDA are not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing Majesco’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect our actual cash expenditures. Other companies may calculate similar measures differently than Majesco, limiting their usefulness as comparative tools. We compensate for these limitations by relying on U.S. GAAP results and using EBITDA and Adjusted EBITDA only supplementally.

About Majesco

Majesco enables insurance business transformation for approximately 150 global customers by providing technology solutions which include software products, consulting and IT services. Our customers are carriers from the Property and Casualty, Life, Annuity and Group insurance segments worldwide. Majesco delivers proven software solutions and IT services in the core insurance areas such as policy administration, billing, claims, distribution and analytics.

For more information, please visit us on the web at www.majesco.com, or call 1-973-461-5200.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Majesco’s reports that it files from time to time with the Securities and Exchange Commission (SEC) and which you should review, including those statements under “Item 1A – Risk Factors” in Majesco’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 filed with the SEC on June 16, 2017.

Important factors that could cause actual results to differ materially from those described in forward-looking statements contained in this press release include, but are not limited to: integration risks; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; technology development risks; intellectual property rights risks; competition risks; additional scrutiny and increased expenses as a result of being a public company; the financial condition, financing requirements, prospects and cash flow of Majesco; loss of strategic relationships; changes in laws or regulations affecting the insurance industry in particular; restrictions on immigration; the ability and cost of retaining and recruiting key personnel; the ability to attract new clients and retain them and the risk of loss of large customers; continued compliance with evolving laws; customer data and cybersecurity risk; and Majesco’s ability to raise capital to fund future growth.

These forward-looking statements should not be relied upon as predictions of future events and Majesco cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Majesco or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Majesco disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Majesco Contacts:

Corporate Contact	Investor & Media Contact
Ann Massey	SM Berger & Co
SVP-Finance	Andrew Berger
(973) 461-5190	(216) 464-6400
ann.massey@majesco.com	andrew@smberger.com

Majesco and Subsidiaries

Consolidated Statements of Operations (Unaudited)
(All amounts are in thousands of US Dollars except per share data and as stated otherwise)

	Three Months ended December 31, 2017	Three Months ended December 31, 2016	Nine Months ended December 31, 2017	Nine Months ended December 31, 2016
Revenue	$31,769	$30,012	$90,037	$93,612
Cost of revenue	16,864	15,310	48,618	48,701
Gross profit	$14,905	$14,702	$40,420	$44,911

Operating expenses
Research and development expenses	$4,533	$3,952	$12,669	$13,011
Selling, general and administrative expenses	10,274	10,558	31,019	31,871
Total operating expenses	$14,807	$14,510	$43,687	$44,882
Income/(Loss) from operations	$98	$192	$(3,267)	$29
Interest income	5	9	18	27
Interest expense	(111)	(143)	(378)	(485)
Other income (expenses),net	(121)	208	(165)	222
Income /(Loss) before provision for income taxes	$(130)	$266	$(3,792)	$(207)
(Benefit)/Provision for income taxes	2,939	57	1,643	(84)
Net Income/(Loss)	$(3,069)	$209	$(5,435)	$(123)

Earnings (Loss) per share:
Basic	$(0.08)	$0.01	$(0.15)	$0.00
Diluted	$(0.08)	$0.01	$(0.15)	$0.00

Weighted average number of common shares outstanding

Basic	36,536,797	36,487,496	36,524,799	36,471,151

Diluted	36,536,797	38,231,104	36,524,799	36,471,151

See accompanying notes to the Consolidated Financial Statements.

Majesco and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(All amounts are in thousands of U.S. Dollars except per share data and as stated otherwise)

	December 31, 2017	March 31, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,776	$11,635
Short term investments	689	829
Restricted cash	54	53
Accounts receivables, net	14,664	12,227
Unbilled accounts receivable	10,101	8,563
Prepaid expenses and other current assets	8,150	5,961
Total current assets	44,434	39,268
Property and equipment, net	2,902	3,659
Intangible assets, net	7,231	8,708
Deferred income tax assets	7,205	5,874
Other assets	168	289
Goodwill	32,216	32,216
Total Assets	$94,156	$90,014

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Capital lease obligation	$136	$310
Short Term Debt	2,952	2,561
Accounts payable	3,007	2,923
Accrued expenses and other liabilities	19,958	14,911
Deferred revenue	12,009	10,982
Total current liabilities	38,062	31,687
Capital lease obligation, net of current portion	133	288
Term loan - bank	10,000	10,000
Other	2,258	2,191
Total Liabilities	$50,453	$44,166

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.002 per share – 50,000,000 shares authorized as of December 31, 2017 and 50,000,000 as of March 31, 2017, NIL shares issued and outstanding as of December 31, 2017 and March 31, 2017	-	-
Common stock, par value $0.002 per share – 450,000,000 shares authorized as of December 31, 2017 and 450,000,000 as of March 31, 2017, 36,543,425 shares issued and outstanding as of December 31, 2017 and 36,508,203 as of March 31, 2017	$73	$73
Additional paid-in capital	73,801	71,343
Accumulated deficit	(30,718)	(25,282)
Accumulated other comprehensive income	547	(286)
Total equity of common stockholder	43,703	45,848
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$94,156	$90,014

Majesco and Subsidiaries

Reconciliation of U.S. GAAP Net Income to EBITDA and Adjusted EBITDA

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
(U.S. dollars; in thousands):	2017	2016	2017	2016
Net Income (Loss)	$(3,069)	$209	$(5,435)	$(123)

Add:
Provision (benefit) for income taxes	2,939	57	1,643	(84)
Depreciation and amortization	1,187	1,229	3,742	3,466

Interest expense	111	143	378	484

Less:
Interest income	(5)	(9)	(18)	(27)
Other income (expenses), net	121	(208)	165	(222)
EBITDA	$1,285	$1,421	$475	$3,494

Add:
Stock based compensation	880	326	2,312	960
Adjusted EBITDA	$2,165	$1,747	$2,788	$4,454

Revenue	31,769	30,012	90,037	93,612
Adjusted EBITDA as a % of Revenue	6.81%	5.82%	3.10%	4.76%